Exhibit 10.4
BIOHEART, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT
FOR
Agreement
     1. Grant of Option. BIOHEART, INC. (the “Company”) hereby grants, as of                 , (the “Date of Grant”),                  (the “Optionee”) an option (the “Option”) to purchase up to                  shares of the Company’s Common Stock, $.001 par value (the “Stock”), at an exercise price per share equal to $3.50 (the “Exercise Price”). The Option shall be subject to the terms and conditions set forth herein. The Option was issued pursuant to the Company’s 1999 Directors and Consultants Stock Option Plan (the “Plan”), which is incorporated herein for all purposes. The Option is a nonqualified stock option, and not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof.
     2. Definitions. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed thereto in the Plan.
     3. Exercise Schedule. Except as otherwise provided in Section 6 or 12 of this Agreement, or in the Plan, the Option is exercisable in installments as provided below, which shall be cumulative. To the extent that the Option has become exercisable with respect to a percentage of Shares as provided below, the Option may thereafter be exercised by the Optionee, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein. The following table indicates each date (the “Vesting Date”) upon which the Optionee shall be entitled to exercise the Option with respect to the percentage of Shares granted as indicated beside the date, provided that the Optionee has continuously provided services to the Company or a Subsidiary through and on the applicable Vesting Date:

Percentage of Shares	Vesting Date

33 1/3%	first anniversary of Date of Grant
33 1/3%	second anniversary of Date of Grant
33 1/3%	third anniversary of Date of Grant
     Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date. Upon an Optionee’s termination of service with the Company and its Subsidiaries, any unvested portion of the Option shall terminate and be null and void.
     4. Method of Exercise. This Option shall be exercisable in whole or in part in accordance with the exercise schedule set forth in Section 3 hereof by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Chief Financial Officer of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised after (a) receipt by the Company of such written notice accompanied by the Exercise Price, and (b) arrangements that are satisfactory to the Board or the Committee in its sole discretion have been made for Optionee’s payment to the Company of the amount that is necessary to be withheld in accordance with applicable Federal or state withholding requirements. No Shares will be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Stock then may be traded.
     5. Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee: (a) cash; (b) check; (c) with Shares that have been held by the Optionee for at least 6 months (or such other Shares as the Company determines will not cause the Company to recognize for financial accounting purposes a charge for compensation expense); or (d) such other consideration or in such other manner as may be determined by the Board or the Committee in its absolute discretion.
     6. Termination of Option.
     (a) Any unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of:
          (i) three (3) months after the date on which the Optionee’s service with the Company and its Subsidiaries is terminated for any reason other than by reason of (A) Cause, which, solely for purposes of this Agreement, shall mean the termination of the Optionee’s service by reason of the Optionee’s willful misconduct or gross negligence, (B) a mental or physical disability (within the meaning of Section 22(e) of the Internal Revenue Code of 1986, as amended) of the Optionee as determined by a medical doctor satisfactory to the Committee, or (C) death;
          (ii) immediately upon the termination of the Optionee’s service with the Company and its Subsidiaries for Cause;
          (iii) twelve (12) months after the date on which the Optionee’s service with the Company and its Subsidiaries is terminated by reason of a mental or physical disability (within the meaning of Section 22(e) of the Internal Revenue Code of 1986, as amended) as determined by a medical doctor satisfactory to the Committee;
          (iv) twelve (12) months after the date of termination of the Optionee’s service with the Company and its Subsidiaries by reason of the death of the Optionee (or if later, three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in paragraph (iii) of this Section 6);
          (v) immediately in the event that the Optionee shall file any lawsuit or arbitration claim against the Company or any Subsidiary, or any of their respective officers, directors or shareholders of the Company;

          (vi) the tenth (10th) anniversary of the Date of Grant; or
          (vii) termination under Section 12 hereof.
     (b) To the extent not previously exercised, (i) the Option shall terminate immediately in the event of (1) the liquidation or dissolution of the Company, or (2) any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive, unless the successor corporation, or a parent or subsidiary of such successor corporation, assumes the Option or substitutes an equivalent option or right pursuant to Section 10(c) of the Plan, and (ii) the Committee or the Board in its sole discretion may by written notice (“cancellation notice”) cancel, effective upon the consummation of any corporate transaction described in Subsection 8(b)(i) of the Plan in which the Company does survive, any Option that remains unexercised on such date. The Committee or the Board shall give written notice of any proposed transaction referred to in this Section 6(b) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after approval of such transaction), in order that the Optionee may have a reasonable period of time prior to the closing date of such transaction within which to exercise the Option if and to the extent that it then is exercisable (including any portion of the Option that may become exercisable upon the closing date of such transaction). The Optionee may condition his exercise of the Option upon the consummation of a transaction referred to in this Section 6(b).
     7. Transferability. The Option granted hereby is not transferable otherwise than by will or under the applicable laws of descent and distribution, and during the lifetime of the Optionee the Option shall be exercisable only by the Optionee or the Optionee’s guardian or legal representative. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Option shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Option, or in the event of any levy upon the Option by reason of execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void.
     8. No Rights of Stockholders. Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.
     9. Stockholders Agreements; Restrictions.
     (a) Stockholders Agreement. Unless the requirements under this sentence are waived in writing by the Company, the Optionee shall not be permitted to exercise the Option or to be issued any shares of Stock thereunder unless and until the Optionee executes and delivers to the Company the form of stockholders agreement then in effect among the Company and its stockholders (which agreement may be the stockholders agreement utilized in connection with the Company’s initial private offering to investors) (the “Stockholders Agreement”). In addition to any rights or obligations of Optionee under such Stockholders Agreement, the Optionee is and shall be subject to the following provisions of this Section 9 and the other provisions of this Option Agreement.

     (b) Restrictions While Stock is Not Registered; Restricted Shares. The shares of Stock subject to the Option specified in Section 1 and (i) all shares of the Company’s capital stock received as a dividend or other distribution upon such shares, and (ii) all shares of capital stock or other securities of the Company into which such shares may be changed or for which such shares shall be exchanged, whether through reorganization, recapitalization, stock split-ups or the like, shall be subject to the provisions of this Section 9 at all times, and only at those times, that shares of the Company’s Common Stock are not Publicly-Held (such times during which the Stock is not so Publicly-Held hereinafter being referred to as the “Restricted Period”) and are during the Restricted Period hereinafter referred to as “Restricted Shares.” For purposes of this Agreement, “Publicly-Held” means that the Common Stock of the Company, or the stock of any successor company into which the Common Stock is substituted or exchanged, is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act.
     (c) No Sale or Pledge of Restricted Shares. Except as otherwise provided herein, the Optionee agrees and covenants that during the Restricted Period he or she will not sell, pledge, encumber or otherwise transfer or dispose of, and will not permit to be sold, encumbered, attached or otherwise disposed of or transferred in any manner, either voluntarily or by operation of law (all hereinafter collectively referred to as “transfers”), all or any portion of the Restricted Shares or any interest therein except in accordance with and subject to the terms of this Section 9.
     (d) Involuntary Transfer Repurchase Option. Whenever, during the Restricted Period, the Optionee has any notice or knowledge of any attempted, pending, or consummated involuntary transfer or lien or charge upon any of the Restricted Shares, whether by operation of law or otherwise, the Optionee shall give immediate written notice thereof to the Company. Whenever the Company has any other notice or knowledge of any such attempted, impending, or consummated involuntary transfer, lien, or charge, it shall give written notice thereof to the Optionee. In either case, the Optionee agrees to disclose forthwith to the Company all pertinent information in his possession relating thereto. If during the Restricted Period any of the Restricted Shares are subjected to any such involuntary transfer, lien, or charge, the Company and its designated purchaser shall at all times have the immediate and continuing option to purchase such of the Restricted Shares upon notice by the Company to the Optionee or other record holder at a price determined according to Section 9(f) below, and any of the Restricted Shares so purchased by the Company or its designated purchaser shall in every case be free and clear of such transfer, lien, or charge.
     (e) Repurchase Option on Termination of Service. Anything set forth in this Agreement to the contrary notwithstanding, the Company shall have the right (but not the obligation) to purchase or designate a purchaser of all, but not less than all, of the Restricted Shares (including, without limitation, any Restricted Shares transferred pursuant to Section 2.3.1 of the Stockholders Agreement) during the Restricted Period and after termination of the Optionee’s service as a Director or independent contractor with the Company for any reason, for the purchase price specified in Section 9(f) hereof. The Company may exercise its right to purchase or designate a purchaser of the Restricted Shares at any time (without any time limitation) after the Optionee’s termination of employment or service and during the Restricted Period. If the Company chooses to exercise its right to purchase the Restricted Shares hereunder, the Company shall give its notice of its exercise of this right to the Optionee or his or her legal representative specifying in such notice a date not later than ten (10) days following the date of giving such notice on which the Company or its designated purchaser shall deliver, or be prepared to deliver the check or promissory note for the purchase price and the Optionee or his or her legal representative shall deliver all stock certificates evidencing such Restricted Shares duly endorsed in blank for transfer or with separate stock powers endorsed in blank for transfer.
     (f) Repurchase Price. For purposes of Section 9(d) and (e) hereof, the per share purchase price of Restricted Shares shall be an amount equal to the Fair Market Value of such share, determined by the Board or the Committee as of any date determined by the Board or the Committee that is not more than one year prior to the date of the event giving rise to the Company’s right to purchase such Restricted Shares under this Section 9. Any determination of Fair Market Value made by the Board or the Committee shall be binding and conclusive on all parties unless shown to have been made in an arbitrary and capricious manner. The purchase price shall, at the option of the Company, be payable in cash or in the form of the Company’s promissory note payable in up to three equal annual installments commencing 12 months after the acquisition by the Company (“Acquisition Date”) of the Restricted Shares, together with interest on the unpaid balance thereof at the rate equal to the prime rate of interest of Citibank, N.A. on the Acquisition Date.
     (g) Voting Rights. As a condition to Optionee’s exercise of any Option pursuant to this Agreement, the Company may in its discretion require that Optionee enter into a voting agreement that grants to specified persons designated therein the voting rights for all shares of Stock acquired pursuant to the exercise of such Options, until the earlier of (i) 10 years from the date of exercise of the Option, or (ii) the end of the Restricted Period, such voting agreement to be in such form as the Company reasonably may request.
     (h) Legends. The certificate or certificates representing any Shares acquired pursuant to the exercise of an Option prior to the last day of the Restricted Period shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws or the Stockholders Agreement):
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, RIGHT OF FIRST REFUSAL AND REDEMPTION OR REPURCHASE OPTIONS HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE STOCK OPTION AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS, RIGHT OF FIRST REFUSAL AND REDEMPTION OR REPURCHASE RIGHTS ARE BINDING ON TRANSFEREES OF THESE SHARES.

     10. Market Stand-Off Agreement. In the event of an initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, the Optionee agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares (other than those included in the registration) acquired pursuant to the exercise of the Option, without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters.
     11. Optionee’s Representations. By executing this Agreement, Optionee hereby represents and warrants to the Company as to all provisions set forth in the Investment Representation Statement attached hereto as Exhibit A. In addition, in the event the Company’s issuance of the Shares purchasable pursuant to the exercise of this Option has not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, execute and deliver to the Company such Investment Representation Statement or such other form as the Company may request.
     12. Acceleration of Exercisability of Option. Except as otherwise determined by the Board or the Committee, in its sole and absolute discretion, this Option shall become immediately exercisable in the event of a Change in Control, or in the event the Committee or the Board exercises its discretion to cancel the Option pursuant to Sections 6(b) or (c) hereof.
     13. No Right to Continued Service. Neither the Option nor this Agreement shall confer upon the Optionee any right to continued service with the Company.
     14. Law Governing. This Agreement shall be governed in accordance with and governed by the internal laws of the State of Florida.
     15. Interpretation. The Optionee accepts the Option subject to all the terms and provisions of the Plan and this Agreement. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan and this Agreement.
     16. Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at 2400 N. Commerce Parkway, Suite 408, Ft. Lauderdale, Florida 33326, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.
     17. Tax Consequences. Set forth below is a brief summary as of the date of this Option of certain of the federal tax consequences of exercise of this Option and disposition of the Shares under the law in effect as of the date of grant. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

     There may be a regular federal income tax liability upon the exercise of the Option. Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. If Optionee is an employee, the Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise. Any gain realized on disposition of the Shares will be treated as short-term or long-term capital gain for federal income tax purposes, depending upon whether the Shares have been held for at least one year following exercise of the Option.
     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the                  day of                 .

COMPANY: BIOHEART, INC.
By:

     Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option, and fully understands all provisions of the Option.

Dated: _______________________	OPTIONEE:
By:

EXHIBIT A
INVESTMENT REPRESENTATION STATEMENT

PURCHASER	:

COMPANY	:	BIOHEART, INC.

SECURITY	:	COMMON STOCK

AMOUNT	:

DATE	:
In connection with the grant and exercise of options to purchase of the above-listed Securities, 1, the Purchaser, represent to the Company the following:
     (a) I am aware of the Company’s business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended (the “Securities Act”).
     (b) I understand that the Company’s issuance of the Securities has not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission (the “SEC”), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.
     (c) I further understand that the Securities must be held by me indefinitely unless the transfer is subsequently registered under the Securities Act or unless an exemption from registration is otherwise available, and that I cannot transfer or sell any Securities unless permitted under my Stock Option Agreement and the Stockholders Agreement referenced in Section 9(a) of this Stock Option Agreement. Moreover, I understand that the Company is under no obligation to register any transfer of the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless registered or such registration is not required in the opinion of counsel for the Company.
     (d) I am familiar and agree to comply with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions, subject to the requirements of my Stock Option Agreement and the Stockholders Agreement.
Signature of Purchaser:

______________________________________
Date: _________________

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